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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-42552) of Concord Camera Corp. and in the related Prospectus, and in the following Registration Statements of our report dated September 28, 2004 with respect to the consolidated financial statements and financial statement schedule of Concord Camera Corp., included in its Annual Report (Form 10-K) for the year ended July 3, 2004:

                  Pertaining to the
                  Concord Camera
Form S-8 No.      Stock Option Plan for:
------------      -----------------------------------
333-80767         Concord Camera Corp. Incentive Plan
333-80705         Urs W. Stampfli
333-74754         Concord Camera Corp. Incentive Plan
333-31208         Harry Dodds
333-31204         Lai Dominic
333-31200         Ann E. Neal
333-31202         Erwin Scholz
333-81726         Gerald J. Angeli
333-81730         Jeremy Chang Tsz Kong
333-81746         Joseph Flynn
333-81758         Elizabeth Jheeta
333-81766         Patrick Lam Chi Kong
333-81754         Patrick Lee Po Cheung
333-81750         Bill Leung
333-81762         Rita Occhionero
333-81760         Alberto Pineres
333-81728         Kerry Sisselman
333-81724         Ralph Sutcliffe
333-81738         Joseph Tang
333-102975        Wai Hoong Lee
333-102977        Teik Ming Ng
333-102979        Andre Ngkonchin
333-102980        Larry Swensen
333-102976        Jy Chi George Yu
333-102981        Concord Camera Corp. 2002 Incentive Plan for New Recruits
333-102978        Concord Camera Corp. 2002 Incentive Plan for Non-Officer
                   Employees, New Recruits and Consultants


                                         /s/  Ernst & Young LLP
                                         ----------------------------
                                         Certified Public Accountants

Fort Lauderdale, Florida
September 28, 2004